Exhibit 99.1

Selectica Announces 1st Quarter Fiscal 2016 Financial Results

Business delivering both revenue and gross profit improvements

SAN MATEO, CA – August 12, 2015 – Selectica, Inc. (NASDAQ: SLTC), a global provider of SaaS contract management and end-to-end source-to-pay supply management software solutions, including eSourcing, eProcurement, spend analysis, and procure-to-pay software, announced its Q1 FY2016 financial results.

Q1 FY2016 GAAP Financial Highlights

●	GAAP revenue was $6.2 million in Q1 FY2016, compared to $5.9 million in Q4 FY2015, representing a 5% quarter over quarter increase.

●	GAAP gross profit percentage was 53.2% in Q1 FY2016, compared to 49.9% in Q4 FY2015, representing a 3-percentage point improvement.

●	GAAP net loss was ($2.9) million or ($0.32) per share in Q1 FY2016, compared to ($4.3) million or ($0.53) per share in Q4 FY2015, representing an improvement of $0.21 per share.

Q1'16 GAAP Financial Measures	Q1	Q4	Q1	Change	Change
(in thousands, except per share amounts)
	FY 2016	FY 2015	FY 2015	Q/Q	Y/Y

Revenue	$6,215	$5,929	$3,762	5%	65%
Gross profit	$3,308	$2,959	$1,363	12%	143%
Gross profit percentage	53.2%	49.9%	36.2%	3 pts	17 pts
Net Loss	$(2,942)	$(4,266)	$(2,948)	(31%)	(0%)
EPS	$(0.32)	$(0.53)	$(0.55)	$0.21	$0.23

Q1 FY2016 Non-GAAP Financial Highlights

●	Non-GAAP revenue was $6.3 million in Q1 FY2016, compared to $6.1 million in Q4 FY2015, representing a 3% quarter over quarter increase.

●	Non-GAAP gross profit percentage was 56.2% in Q1 FY2016, compared to 53.8% in Q4 FY2015, representing a 2-percentage point improvement.

●	Non-GAAP net loss was ($1.7) million or ($0.19) per share in Q1 FY2016, compared to ($1.8) million or ($0.23) per share in Q4 FY2015, representing an improvement of $0.04 per share.

Non-GAAP Financial Measures	Q1	Q4	Q1	Change	Change
(in thousands, except per share amounts)
	FY 2016	FY 2015	FY 2015	Q/Q	Y/Y

Revenue	$6,278	$6,085	$3,762	3%	67%
Gross profit	$3,529	$3,273	$1,363	11%	159%
Gross profit percentage	56.2%	53.8%	36.2%	2 pts	20 pts
Net Loss	$(1,715)	$(1,803)	$(2,146)	(5%)	(20%)
EPS	$(0.19)	$(0.23)	$(0.40)	$0.04	$0.21
Billings	$6,031	$6,227	$3,002	(3%)	101%

 “I am very pleased to see the significant growth in both Q1 FY2016 new business volume and customer expansion as well as the diversity of new solutions across industry verticals. This was a very strong sales quarter for the company - the pipeline and deal flow were very robust in Q1 and we anticipate seeing continued incremental growth as we move throughout the fiscal year,” said Patrick Stakenas, President and CEO of Selectica. “As we look forward to integrating our new procure-to-pay capabilities, obtained through the b-pack acquisition, I anticipate both the volume and size of the deal flow to benefit from these new capabilities.”

Q1 FY2016 Business Highlights:

●

New Customers and Customer Expansions: In Q1 FY2016, the company closed the greatest number of new customer accounts in recent history and expanded the value of current customers across a variety of business verticals domestically and internationally. New accounts included sales in key verticals: real estate, aerospace, media, automotive manufacturing, pharmaceuticals / medical devices, higher education and supply chain software. With respect to expanding existing customer relationships, the team deepened, broadened and grew customer relationships to over 10% of our customer base across the following verticals: retail, non-profit, government contractor, entertainment, business consulting, pharmaceutical, and medical services.

●

New Partnerships: Selectica’s Global Alliance team successfully expanded it’s indirect sales channel by signing three new global partners and alliances: Beroe Inc., Partners in Performance, and Xoomworks Consulting and Outsourcing. Through these new partnerships, Selectica contract management and strategic sourcing solutions will be poised to penetrate areas of the globe not currently served by the direct sales team, including India, Australia, New Zealand, and expanded areas of the United Kingdom.

●	Industry Recognition and Awards:

o

Selectica executives, Patrick Stakenas, President and CEO, and Constantine Limberakis, Director Product Marketing, were among the 2015 recipients of the Pros to Know Awards presented by Supply & Demand Executive magazine.

o

In addition, Supply & Demand Executive magazine named the following Selectica clients "Practitioner Pros to Know" as exceptional corporate executives: Nancy Jorgensen while at Brunswick, Joanna Martinez from Cushman & Wakefield, Lou Galczynski from Endo, James Gavin McCarthy from Equifax, Jason East from YP, and Michael Morris from Owens Corning 2015.

●

Thought Leadership: In Q1 FY2016, the company held three educational and highly attended customer and prospective client webinars addressing relevant trends and business challenges –importance of contract workflow, how technologies impact procurement organizations and holistic end-to-end approach in source-to-pay. In addition to the three webinars, Andrew Bartolini, Chief Research Officer of Ardent, interviewed Patrick Stakenas, discussing how CLM technology provides holistic buy and sell-side benefits.

●

Growing Organization: Selectica promoted Patrick Stakenas to President and CEO and a Director. Mr. Stakenas joined the Company as Chief Strategy Officer at the beginning of 2014, from Gartner, after driving ForceLogix Technologies through its IPO and sale to CallidusCloud (NASDAQ: CALD).

August 12, 2015 Conference Call & Webcast

A conference call and webcast will be held today at 5:00 p.m. EDT to review these results. Interested parties may participate via conference call and webcast; more details:

Live Participant Conference Call Numbers:

Toll-Free: 1-877-407-0789

Toll/International: 1-201-689-8562

Live Webcast Link: http://public.viavid.com/index.php?id=115782

Replay Dial-in Info:
Toll-Free: 1-877-870-5176
Toll/International: 1-858-384-5517
From: 08/12/15 @ 8:00 pm Eastern Time
To: 08/26/15 @ 11:59 pm Eastern Time
Replay Pin Number: 13616454

Related: http://www.selectica.com/investors

Supporting Resources

●	Selectica Solutions overview

●	Selectica 'Social Contracting' blog

●	Selectica on LinkedIn

●	Selectica on Facebook

●	Selectica on Twitter

●	Selectica customer case studies

●	Selectica guides & misc. resources

About Selectica, Inc.
Selectica a global provider of SaaS contract management and end-to-end source-to-pay supply management software solutions. As a recognized leader in the industry, Selectica provides deep innovative capabilities in Enterprise Contract Management, Strategic Sourcing, eProcurement, eSourcing, Spend Analysis, and Procure-to-Pay. Since 1996, Selectica has helped global companies actively manage their contracts throughout the sales, procurement, and legal life cycle. Selectica’s contract lifecycle management, strategic sourcing, and procure-to-pay software solutions drive critical operational business value that effectively accelerate revenue opportunities and minimizing risk through compliance. A recognized leader in the industry, our patented technology assists customers across a myriad of industries—including high-tech, telecommunications, manufacturing, healthcare, and financial services. Selectica also provides a powerful configuration engine, which Fortune 500 companies use to increase revenue by facilitating the right combination of products, services and price. For more information, please visit: www.selectica.com.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income, and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta,, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta.

Forward-looking Statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Selectica's products and services, risks of losing key personnel or customers, protection of the company's intellectual property and government policies and regulations, including, but not limited to those affecting the company's industry. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Contacts

Investor Relations:
Budd Zuckerman
bzuckerman@genesisselect.com
+1.303.415.0200

Media Relations:

Rose Lee

Selectica

pr@selectica.com

+1.650.532.1590

SELECTICA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30
	2015	2014

Revenues:
Recurring revenues	$5,095	$2,694
Non-recurring revenues	1,120	1,068
Total revenues	6,215	3,762

Cost of revenues:
Cost of recurring revenues	1,430	939
Cost of non-recurring revenues	1,477	1,460
Total cost of revenues	2,907	2,399

Gross profit:
Recurring gross profit	3,665	1,755
Non-recurring gross (loss)	(357)	(392)
Total gross profit	3,308	1,363

Operating expenses:
Research and development	588	442
Sales and marketing	3,442	2,225
General and administrative	1,835	1,425
Acquisition related costs	237	218
Total operating expenses	6,102	4,310

Loss from operations	(2,794)	(2,947)

Decrease in fair value of warrant liability	-	-
Interest and other income (expense), net	(148)	(1)
Net loss before Income Tax	$(2,942)	$(2,948)

Consolidated Net Loss	(2,942)	(2,948)

Redeemable preferred stock accretion	1,000	-
Net loss applicable to common stockholders	$(3,942)	$(2,948)

Basic and diluted net loss per share	$(0.32)	$(0.55)
GAAP to Non-GAAP Reconciliations:

Reconciliation of Total revenue:
U.S. GAAP as reported	$6,215	$3,762
Adjustments:
Deferred revenue adjustment	63	-
As adjusted	$6,278	$3,762

Reconciliation to non-GAAP net loss:
Net loss	$(2,942)	$(2,948)
Stock-based compensation expense	578	584
Deferred revenue adjustment	63	-
Acquisition related costs	237	218
Amortization on Intangibles	349	-
Non-GAAP net loss	$(1,715)	$(2,146)

Non-GAAP basic and diluted net loss per share	$(0.19)	$(0.40)

Weighted average shares outstanding for basic and diluted net loss per share	9,182	5,331

SELECTICA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	Threee Months Ended
	June 30,	March 31,
	2015	2015

ASSETS
Current assets
Cash and cash equivalents	$11,262	$13,178
Accounts receivable	4,861	5,203
Restricted cash	34	34
Prepaid expenses and other current assets	1,561	1,647
Total current assets	17,718	20,062

Property and equipment, net	224	290
Capitalized software	2,493	2,258
Goodwill	7,702	7,702
Intangibles, net	6,104	6,453
Other assets	495	521
Total assets	$34,736	$37,286

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$6,857	$7,447
Accounts payable	1,593	1,535
Accrued payroll and related liabilities	1,320	910
Other accrued liabilities	1,709	1,877
Deferred revenue	8,233	8,410
Total current liabilities	19,711	20,179
Long-term deferred revenue	15	22
Convertible note, net of debt discount	2,905	2,900
Other long-term liabilities	162	167
Total liabilities	22,793	23,268

Redeemable convertible preferred stock	-	4,895
Stockholders' equity	11,943	9,123
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$34,736	$37,286

SELECTICA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Audited)

	Threee Months Ended
	June 30,	June 30,
	2015	2014

Operating activities
Net loss	$(2,942)	$(2,948)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	517	103
Loss on disposition of property and equipment	17	-
Stock-based compensation expense	578	584
Changes in assets and liabilities:
Accounts receivable (net)	341	509
Prepaid expenses and other current assets	87	(321)
Other assets	27	(6)
Accounts payable	58	124
Accrued payroll and related liabilities	103	84
Other accrued liabilities and long term liabilities	(171)	(67)
Deferred revenue	(187)	(734)
Net cash used in operating activities	(1,572)	(2,672)

Investing activities
Purchase of property and equipment	-	(18)
Capitalized Software	(355)	(480)
Net cash used in investing activities	(355)	(498)

Financing activities
Proceeds from sale of common stock, preferred stock and warrants	310	-
Employee taxes paid in exchange for restricted stock awards forefeited	227	(133)
Credit facility repyament, net	(590)	(1,337)
Conversion of preferred stock to common stock, net of issuance costs	(17)	(52)
Issuance of Debt, net of costs	81	-
Net cash provided by (used in) financing activities	11	(1,522)

Net increase/(decrease) in cash and cash equivalents	(1,916)	(4,692)
Cash and cash equivalents at beginning of the period	13,178	16,907
Cash and cash equivalents at end of the period	$11,262	$12,215

SELECTICA, INC.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2015	2014

Total revenues	$6,215	$3,762
Deferred revenue:
End of period	8,248	4,989
Beginning of period	8,432	5,749
Change in deferred revenue	(185)	(760)
Total billings (total revenues plus the change in deferred revenue)	$6,031	$3,002